As filed with the Securities and Exchange Commission on November 2, 2023

Registration No. 333-268191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 9

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERMEX PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1381	98-1384682
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2911 Turtle Creek Blvd, Suite 925

Dallas, Texas 75219

(469) 804-1306

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mehran Ehsan

Permex Petroleum Corporation

2911 Turtle Creek Blvd, Suite 925

Dallas, Texas 75219

(469) 804-1306

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Bond, Esq.	Rob Condon, Esq.
Nazia J. Khan, Esq.	Dentons US LLP
Sheppard, Mullin, Richter & Hampton LLP	1221 Avenue of the Americas
1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067	New York, New York 10020 Telephone: (212) 768-6700
Telephone: (310) 228-3700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Permex Petroleum Corporation is filing this Amendment No. 9 (this “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-268191) (the “Registration Statement”) to re-file Exhibits 5.1 and 5.2. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 16, Exhibits 5.1 and 5.2 and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement

3.1	Articles of Permex Petroleum Corporation (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 29, 2022)

4.1	Specimen of Share Certificate for Permex Petroleum Corporation’s Common Shares (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 28, 2022)

4.2**	Form of Representative’s Warrant (included in Exhibit 1.1)

4.3**	Form of Warrant Agency Agreement for Warrants

4.4**	Form of Warrant (included in Exhibit 4.3)

4.5**	Form of Pre-funded Warrant (included in Exhibit 1.1)

4.6	Form of Incentive Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023)

5.1*	Opinion of DuMoulin Black LLP (including consent)

5.2*	Opinion of Sheppard, Mullin, Richter & Hampton LLP (including consent)

10.1	Form of Registration Rights Agreement between the Company and various purchasers (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 28, 2022)

10.2+	Employment Agreement by and between the Company and Mehran Ehsan (Incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 28, 2022)

10.3+	2017 Stock Option Plan (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 28, 2022)

10.4+	Executive Employment Agreement by and between the Company and Gregory Montgomery (Incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 28, 2022)

16.1	Letter of Davidson & Company LLP dated November 3, 2022 (Incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2022)

21.1**	List of subsidiaries of the Registrant

23.1**	Consent of Davidson & Company LLP

23.2*	Consent of DuMoulin Black LLP (included in Exhibit 5.1)

23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2)

23.4**	Consent of MKM Engineering

23.5**	Consent of Marcum LLP

24.1**	Power of Attorney

99.1**	Appraisal of Certain Oil & Gas Interests Owned by Permex Petroleum Corporation Located in New Mexico & Texas as of September 30, 2022

99.2	Appraisal of Certain Oil & Gas Interests Owned by Permex Petroleum Corporation Located in New Mexico & Texas as of September 30, 2021 (Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 8, 2022)

107**	Calculation of Filing Fees Table

* Filed herewith.

** Previously filed.

+ Indicates management contract or compensatory plan or arrangement.\

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment No. 9 to Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on the 2nd day of November, 2023.

Permex Petroleum Corporation

By:	/s/ Mehran Ehsan
Name:	Mehran Ehsan
Title:	Chief Executive Officer

Signature		Date

/s/ Mehran Ehsan	Chief Executive Officer, President and Director (Principal Executive Officer)	November 2, 2023
Mehran Ehsan

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2023
Gregory Montgomery

*	Chief Operating Officer and Director	November 2, 2023
Barry Whelan

*	Director	November 2, 2023
Douglas Charles Urch

*	Director	November 2, 2023
James Perry Bryan

*	Director	November 2, 2023
John James Lendrum

*	Director	November 2, 2023
Melissa Folz

*By:	/s/Mehran Ehsan
Name:	Mehran Ehsan
Title:	Attorney-in-Fact

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